SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

LIONS GATE ENTERTAINMENT CORP.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIONS GATE ENTERTAINMENT CORP.

555 Brooksbank Avenue North Vancouver, British Columbia, V7J 3S5	2700 Colorado Avenue, Suite 200 Santa Monica, California 90404

NOTICE OF ANNUAL AND EXTRAORDINARY GENERAL MEETING

OF SHAREHOLDERS
To Be Held September 14, 2004

To our Shareholders:

      The 2004 annual and extraordinary general meeting of shareholders of Lions Gate Entertainment Corp. (the “Annual Meeting”) will be held at the Windsor Arms Hotel, St. Thomas Room, 18 St. Thomas Street, Toronto, Ontario, M5S 3E7, on Tuesday, September 14, 2004, beginning at 10:00 a.m., local time. At the meeting, shareholders will act on the following matters:

1. Electing 11 directors, each for a term of one year;

2. Considering and, if deemed appropriate, passing a special resolution amending the Articles of the Company;

3. Re-appointing the auditor of the Company for the ensuing year and authorizing the Audit Committee to determine the remuneration to be paid to the auditor;

4. Considering and, if deemed appropriate, passing an ordinary resolution approving the 2004 Performance Incentive Plan;

5. Receiving the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2004, together with the auditor’s report thereon; and

6. Transacting such further and other business as may properly come before the meeting and any adjournments thereof.

      Shareholders of record at the close of business on July 19, 2004 are entitled to vote at the meeting or any postponement or adjournment.

By order of the Board of Directors,

/s/ ANDRÉ LINK

André Link
Chairman of the Board

Toronto, Ontario

July 30, 2004

2004 ANNUAL AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OF
LIONS GATE ENTERTAINMENT CORP.

PROXY STATEMENT

       This proxy statement is part of a solicitation by the board of directors of Lions Gate Entertainment Corp. and contains information relating to our annual and extraordinary general meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 14, 2004, beginning at 10:00 a.m., local time, at the Windsor Arms Hotel, St. Thomas Room, 18 St. Thomas Street, Toronto, Ontario, M5S 3E7, and to any postponement or adjournment. All dollar figures contained in this proxy statement are United States dollars unless otherwise indicated.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during fiscal 2004 and respond to questions from shareholders.

Who is entitled to vote?

      Only shareholders of record at the close of business on July 19, 2004 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, [                    ] common shares were outstanding and entitled to vote and held by approximately [                    ] shareholders of record.

Who can attend the meeting?

      All shareholders as of the Record Date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of two holders of common shares outstanding on the Record Date will constitute a quorum.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. Before the Annual Meeting, we will select one or more scrutineers. These scrutineers will determine the number of common shares represented at the meeting, the existence of a quorum and the validity of proxies, will count the ballots and votes and will determine and report the results to us.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to Proposal 2. Thus, if you do not give your broker or nominee specific instructions in the form required by such broker or nominee, your shares will not be voted on Proposal 2 and will not be counted in determining the number of shares necessary for approval. If you wish such shares to be voted on Proposal 2, you must contact your broker or nominee immediately to ensure that your instructions are properly received and recorded.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

      The enclosed proxy is solicited on behalf of the board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the election of the nominated slate of directors (see page 5);

•	FOR the resolution amending our Articles (see page 8);

•	FOR the re-appointment of Ernst & Young LLP as our auditors (see page 8).

•	FOR the resolution approving the 2004 Performance Incentive Plan (see page 9).

      The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. If any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

      Approval of any item, except for Proposal 2, that may properly come before the meeting requires the affirmative vote of a majority of the common shares present or represented by proxy, unless otherwise required by law. Approval of Proposal 2 requires the affirmative vote of 75% of the common shares present or represented by proxy. Abstentions and broker non-votes will not be counted in determining the number of shares necessary for approval of any item.

Who pays for the preparation of the proxy statement?

      We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents that are not affiliated with us but who solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay all costs and expenses associated with retaining this solicitation firm.

May I propose actions for consideration at next year’s annual meeting of shareholders?

      Yes. For your proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, we must receive your written proposal no later than April 1, 2005. You should also be aware that your proposal must comply with U.S. Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals submitted outside the proxy process (i.e., a proposal to be presented at the next annual meeting of shareholders but not submitted for inclusion in our proxy statement for that meeting) must be received by our Corporate Secretary no later than June 15, 2005.

      The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is July 30, 2004. You should review this information in conjunction with our 2004 Annual Report to Shareholders, which accompanies this proxy statement. Our head office is located at 555 Brooksbank Avenue, North Vancouver, British Columbia, V7J 3S5, and our telephone number there is (604) 983-5555. Our principal executive offices are located at our head office and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404; (310) 449-9200.

SECURITY OWNERSHIP

      The following table presents certain information about beneficial ownership of our common shares as of July 1, 2004, by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common shares, (2) each director and nominee for director and each officer named on the Executive Officer Compensation Table, and (3) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all common shares shown as beneficially owned by them, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Number of Shares	Percent of Total

Capital Research and Management Company(2)	7,930,020	8.2%
Fidelity Management and Research Company(3)	8,668,500	9.0%
Mark Amin(4)	3,941,235	4.0%
Michael Burns(5)	1,772,741	1.8%
Drew Craig(6)	50,000	*
Arthur Evrensel(7)	53,850	*
Jon Feltheimer(8)	2,600,042	2.6%
James Keegan(9)	71,666	*
Morley Koffman(10)	55,700	*
André Link(11)	738,031	*
Harald Ludwig(12)	251,000	*
G. Scott Paterson(13)	202,300	*
Daryl Simm	0	*
Harry Sloan(14)	63,200	*
Brian V. Tobin(15)	16,666	*
Marni Wieshofer(16)	75,000	*
Mitchell Wolfe	0	*
All executive officers and directors as a group (18 persons)	9,976,431	9.8%

*	Less than 1%

(1)	The addresses for the listed beneficial owners are as follows: for Capital Research and Management Company, 333 South Hope St., Los Angeles, California 90071; for Fidelity Management and Research Company, 82 Devonshire St., Boston, Massachusetts 02109-3614; for each other listed individual c/o the Company, 555 Brooksbank, North Vancouver, British Columbia, V7J 3S5.

(2)	Includes 237,150 shares from warrants exercisable into shares. This information is based solely on a Schedule 13G/A, filed February 13, 2004 with the Securities and Exchange Commission by Capital Research and Management Company.

(3)	The information is based solely on a Schedule 13G/ A, filed January 12, 2004 with the Securities and Exchange Commission by FMR Corp.

(4)	Of the 3,941,235 shares, Mr. Amin beneficially owns 3,807,260 shares and disclaims beneficial ownership of 133,975 shares held by Mr. Amin as the trustee of the Reza Amin Irrevocable Trust. Shares beneficially owned by Mr. Amin include 1,360,000 shares subject to options that are fully exercisable or that vest and will become exercisable on or before September 1, 2004.

(5)	Includes (a) 1,258,333 shares subject to options that are fully exercisable or will vest and become fully exercisable on or before September 1, 2004 and (b) 43,987 shares from warrants exercisable for common shares.

(6)	Includes 50,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(7)	Includes 50,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(8)	Includes (a) 2,322,333 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004 and (b) 43,988 from warrants exercisable for common shares.

(9)	Includes 66,666 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(10)	Includes 50,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(11)	Includes (a) 100,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004 and (b) 638,031 shares held by Cinepix Inc., which is 50% owned by Mr. Link.

(12)	Includes 50,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(13)	Includes 50,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(14)	Includes 50,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(15)	Includes 16,666 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

(16)	Includes 75,000 shares subject to options that are fully exercisable or will vest and become exercisable on or before September 1, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS

      On June 28, 2004, as permitted by Canadian law and our Articles, our board set the number of directors at twelve for the ensuing year. Our board of directors is limited by our Articles to a minimum of five directors and a maximum of eighteen directors. Our Articles also provide that the holder of our Series B preferred shares is entitled to elect one member of the board of directors, who shall be Mark Amin (and only Mark Amin), so long as any Series B preferred shares are outstanding and Mr. Amin is legally qualified to serve on the board of directors. Mr. Amin, as the sole holder of Series B preferred shares, has elected himself as a director, and will continue to serve as such until our 2005 annual meeting of shareholders, subject to the terms of our Articles.

      Set forth below is certain information concerning our nominees for director and current directors standing for re-election or that have already been elected.

Name and Place of Residence	Position	Age(1)

Mark Amin	Vice Chairman and Director	54
Los Angeles, California
Michael Burns	Vice Chairman and Director	45
Los Angeles, California
Drew Craig(2)	Director	45
Calgary, Alberta
Arthur Evrensel(2)	Director	46
North Vancouver, British Columbia
Jon Feltheimer	Chief Executive Officer and Director	52
Los Angeles, California
Morley Koffman(3)(4)	Director	74
Vancouver, British Columbia
André Link	President, Chairman of the Board and Director	72
Montréal, Québec
Harald Ludwig(2)	Vice Chairman of the Board and Director	49
West Vancouver, British Columbia
G. Scott Paterson(3)	Director	40
Toronto, Ontario
Daryl Simm	Nominee for Director	53
New York, New York
Harry Sloan(3)	Director	54
Bel Air, California
Brian V. Tobin(4)	Director	49
Toronto, Ontario

(1)	As of July 15, 2004.

(2)	Member of Compensation Committee.

(3)	Member of Audit Committee.

(4)	Member of Corporate Governance and Nominating Committee.

Nominees for Directors

      Each nominee set out below, if elected at the Annual Meeting, will serve until our 2005 annual meeting of shareholders, or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with our Articles.

      The following nominees have consented to serve on our board of directors and the board of directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the board of directors has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

      Michael Burns. Mr. Burns has been our Vice Chairman since March 2000. From 1991 to March 2000, Mr. Burns served as Managing Director and Head of Prudential Securities Inc.’s Los Angeles Investment Banking Office. Mr. Burns became a director in August 1999. Mr. Burns is Chairman and a director of Novica.com.

      Drew Craig. Mr. Craig became a director in September 2000. Mr. Craig is President and Chief Executive Officer of Craig Media Inc. Prior thereto he was President of Craig Broadcast Systems Inc. and

Craig Broadcast Alberta Inc. since September 1997. Mr. Craig is a director of Craig Music & Entertainment Inc.

      Arthur Evrensel. Mr. Evrensel became a director in September 2001 and is a member of the Compensation Committee. Mr. Evrensel has been a partner with the law firm of Heenan Blaikie LLP since 1992.

      Jon Feltheimer. Mr. Feltheimer became a director in January 2000 and has been our Chief Executive Officer since March 2000. From 1997 to 1999, Mr. Feltheimer served as Executive Vice President of Sony Pictures Entertainment.

      Morley Koffman. Mr. Koffman has been a director since November 1997 and is a member of the Audit Committee and Chairman of the Corporate Governance and Nominating Committee. Mr. Koffman is a lawyer with the firm of Koffman Kalef, where he has practiced since 1993. Mr. Koffman is a director, the chairman of the audit committee and a member of the executive committee of USFreightways Corporation and a director and the Chairman of the nominating and corporate governance committee of Ainsworth Lumber Co. Ltd.

      André Link. Mr. Link has been our President since April 2000 and our Chairman since May 2003. Since 1962, Mr. Link has been Chief Executive Officer of Lions Gate Films Corp. Mr. Link has been a director since November 1997.

      Harald Ludwig. Mr. Ludwig has been a director since November 1997 and our Vice Chairman of the Board since May 2003. Since 1985, Mr. Ludwig has served as President of Macluan Capital Corporation, a leverage buy-out company. Mr. Ludwig is a director, a member of the governance and nominating committee and chairman of the compensation committee of West Fraser Timber Limited.

      G. Scott Paterson. Mr. Paterson has been a director since November 1997 and is Chairman of the Audit Committee. Mr. Paterson is a merchant banker and venture capitalist. From October 1998 to December 2001 Mr. Paterson served as Chairman and Chief Executive Officer of Yorkton Securities Inc. From May 1997 to October 1998, Mr. Paterson served as President of Yorkton. He is currently a director and Chairman of the Audit Committee of Rand A Technology Corp., a public company listed on the Toronto Stock Exchange and a director of Automated Benefits Corp., a public company listed on the Toronto Venture Stock Exchange. Mr. Paterson is a Governor of Ridley College and Chairman of the Merry Go Round Children’s Foundation. Mr. Paterson is the past Chairman of the Canadian Venture Stock Exchange and a former Vice Chairman of the Toronto Stock Exchange. In December 2001, Mr. Paterson entered into a Settlement Agreement with the Ontario Securities Commission in connection with conduct that was, in the view of the Commission, contrary to the public interest in connection with certain corporate finance and trading activities engaged in by Mr. Paterson and the investment dealer with which he was associated. Mr. Paterson has fulfilled the terms of the Settlement Agreement which provided that he could not be registered under the Securities Act (Ontario) until December 19, 2003, that he make a voluntary payment to the Commission of one million Canadian dollars and that he temporarily cease trading for a six month period. There were no allegations of securities rule or law breaches. No restrictions were imposed on Mr. Paterson regarding his capacity to act as an officer and /or director of public companies.

      Daryl Simm. Mr. Simm has been Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc. since 1998. Omnicom Media Group provides media planning and buying services to advertisers.

      Harry Sloan. Mr. Sloan has been a director since September 2001. Mr. Sloan has been a director of SBS Broadcasting, S.A. since January 1993, was Chairman until September 2002 and has been Executive Chairman since September 2003. Mr. Sloan was Chief Executive Officer of SBS Broadcasting S.A. from January 1993 until September 2001. Mr. Sloan is also a director of Zenimax, Inc.

      Brian V. Tobin. Mr. Tobin became a director in January 2004. Since March 2004, Mr. Tobin has been Chief Executive Officer of MI Developments in Aurora, Ontario. Since April 2004 he has been Vice Chairman of MEC in Aurora, Ontario. Since October 2003, he has been President and Chief Executive

Officer of BVT Associates in Ottawa Canada. Mr. Tobin has been a consultant since 2002 and prior to that held numerous political positions in the Canadian politics, both federal and provincial.

Elected as Director

      The following individual has been elected by the holder of our Series B preferred shares under the terms of our Articles, as described above.

      Mark Amin. Mr. Amin has been our Vice Chairman since October 2000. From 1984 to October 2000, Mr. Amin served as Chief Executive Officer or Chairman of Trimark Holdings, Inc., which he founded. Since 1998 Mr. Amin has been Chairman of CinemaNow, Inc. and since 2001 the owner and Chief Executive Officer of Sobini Films. Mr. Amin became a director in October 2000.

      Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the election of directors.

PROPOSAL 2

AMENDMENT TO ARTICLES

      At the Annual Meeting our common shareholders will be asked to approve a Special Resolution to amend our Articles. The principal changes contained in the Special Resolution are summarized below. The following summary is qualified in its entirety by the full text of the Special Resolution, a copy of which is included as Appendix A to this proxy statement.

      On March 29, 2004 the Company Act (British Columbia) which had governed the operation of the Company was repealed and replaced by the Business Corporations Act (British Columbia) (“BCA”). Under the BCA all companies which were governed by the Company Act must be transitioned under the BCA within two years and the Company’s board of directors has taken the necessary steps in regard to this requirement. This basic transition means that the Company now has Notice of Articles (in place of its Memorandum) and Articles that are substantially the same, respectively, as the Memorandum and Articles that existed prior to the transition. As a result, the Company’s Charter is more succinct, the authorizing capital of the Company (which is being increased) is set out in its Notice of Articles and its rules of conduct and rights and restrictions (including certain altered shareholder voting rights) is set out in its Articles. Historically one would have to refer to at least eight separate documents to determine the Company’s Charter.

      The BCA represents a significant modernization of corporate law in British Columbia its wording and provisions are more in line with concepts contained in corporate statutes of other jurisdictions in Canada and the United States. Management has determined that it is desirable to update the Articles and Notice of Articles to better reflect the BCA and to delete from such documents various provisions that have become obsolete over time or which are now no longer required as a result of, or are inconsistent with, the provisions in the BCA. In addition, the BCA permits various things which were not permitted by the Company Act and management believes that it is desirable, where possible, that the Company’s Articles should take advantage of this possibility since it may allow for more transactions to be completed by the Company without the expense of a special general meeting. These changes are embodied in a Special Resolution to be passed by the shareholders which is contained in and described fully in Appendix A.

      Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the Special Resolution to amend our Articles.

PROPOSAL 3

RE-APPOINTMENT OF AUDITORS

      At the request of our Audit Committee, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as auditors of the Company at a remuneration to be fixed by the Audit Committee. Ernst & Young LLP have been our auditors since August 2001.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to address the audience of the meeting and will be available to answer appropriate questions from shareholders.

      Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the re-appointment of Ernst & Young LLP as the auditors of the Company to hold office until the close of the next annual meeting, or until a successor is appointed, at a remuneration to be determined by the Audit Committee. The board of directors recommends their re-appointment.

PROPOSAL 4

APPROVAL OF THE LIONS GATE ENTERTAINMENT CORP.

2004 PERFORMANCE INCENTIVE PLAN

      At the Annual Meeting, shareholders will be asked to approve the Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (the “2004 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on June 28, 2004.

      We believe that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2004 Plan are an important attraction, retention and motivation tool for participants in the plan.

      We currently maintain the Lions Gate Entertainment Corp. Employees’ and Directors’ Equity Incentive Plan (the “Equity Incentive Plan”). As of the end of fiscal 2004, a total of 9,267,163 common shares of the Company were then subject to outstanding awards granted under the Equity Incentive Plan, and an additional 177,275 common shares of the Company were then available for new award grants under the Equity Incentive Plan. On July 25, 2003, the Board of Directors increased the number of shares authorized for stock options from 8 million to 9 million. At that time there were 59,410,068 shares outstanding. The ratio of shares available for stock options to outstanding shares was 15%. With management’s request to increase the number of shares authorized for stock options from 9 million to 11 million, the ratio of shares available for stock options to outstanding shares will be 12%, as there are currently approximately 90 million shares outstanding.

      The Board of Directors approved the 2004 Plan based, in part, on a belief that the number of our shares currently available under the Equity Incentive Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the 2004 Plan, no new awards will be granted under the Equity Incentive Plan after the Annual Meeting. In that case, the number of common shares of the Company that remain available for award grants under the Equity Incentive Plan immediately prior to the Annual Meeting will become available for award grants under the 2004 Plan. An additional 2,000,000 common shares will also be made available for award grants under the 2004 Plan, so that if shareholders approve the 2004 Plan, approximately 2,177,275 common shares will initially be available for award grants under that plan. The actual number of shares under the Equity Incentive Plan that will become available under the 2004 Plan will depend upon option grants, exercises, expirations and terminations before shareholder approval of the 2004 Plan. In addition, if shareholders approve the 2004 Plan, any common shares subject to stock option grants under the Equity Incentive Plan that expire, are cancelled or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2004 Plan.

      If shareholders do not approve the 2004 Plan, we will continue to have the authority to grant awards under the Equity Incentive Plan. If shareholders approve the 2004 Plan, the termination of our grant authority under the Equity Incentive Plan will not affect awards then outstanding under that plan.

Summary Description of the 2004 Performance Incentive Plan

      The principal terms of the 2004 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2004 Plan, which appears as Appendix B to this Proxy Statement.

      Purpose. The purpose of the 2004 Plan is to promote the success of the Company and the interests of our shareholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

      Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2004 Plan. Our Board of Directors has delegated general administrative authority for the 2004 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2004 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

      The Administrator has broad authority under the 2004 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2004 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•	to allow the purchase price of an award or the Company’s common shares to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned common shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

      No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or share appreciation right award under the 2004 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

      Eligibility. Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of our subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of our subsidiaries. Currently, approximately 320 officers and employees of the Company and our subsidiaries (including all of our named executive officers), and each of our eight non-employee directors, are considered eligible under the 2004 Plan at the present time.

      Authorized Shares; Limits on Awards. The maximum number of the Company’s common shares that may be issued or transferred pursuant to awards under the 2004 Plan equals the sum of: (1) 2,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the Equity Incentive Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under the Equity Incentive Plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options granted under the Equity Incentive Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised. As of March 31, 2004 approximately 177,725 shares were available for additional award grant purposes under the Equity Incentive Plan, and approximately 9,267,163 shares were subject to stock options then outstanding under the Equity Incentive Plan. As noted above, no additional awards will be granted under the Equity Incentive Plan if shareholders approve the 2004 Plan.

      The following other limits are also contained in the 2004 Plan:

•	The maximum number of shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the plan is 2,000,000 shares.

•	The maximum number of shares subject to those stock options and share appreciation rights that are granted during any calendar year to any individual under the plan is 2,000,000 shares.

•	The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than in the circumstances described in the next sentence, is 1,500,000 shares. This limit on so-called “full-value awards” does not apply, however, to the following: (1) shares delivered in respect of compensation earned but deferred, and (2) shares delivered pursuant to stock option or share appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a common share of the Company at the time of grant of the award.

•	“Performance-Based Awards” under Section 5.2 of the 2004 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.

      To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan. If shares are delivered in respect of a dividend equivalent, share appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan. Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2004 Plan or the Equity Incentive Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under the 2004 Plan or the Equity Incentive Plan, will be available for subsequent awards under the 2004 Plan. In addition, the 2004 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2004 Plan.

      Types of Awards. The 2004 Plan authorizes stock options, share appreciation rights, restricted shares, share bonuses and other forms of awards granted or denominated in the Company’s common shares or units of the Company’s common shares, as well as cash bonus awards pursuant to Section 5.2 of the 2004 Plan. The 2004 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

      A stock option is the right to purchase the Company’s common shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a common share of the Company on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the 2004 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2004 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

      A share appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a common share of the Company on the date of exercise of the share appreciation right over the base price of the share appreciation right. The base price will be established by the Administrator at the time of grant of the share appreciation right and generally cannot be less than the fair market value of a common share of the Company on the date of grant. Share appreciation rights may be granted in connection with other awards or independently. The maximum term of a share appreciation right is ten years from the date of grant.

      The per share exercise price of an option or the per share base price of a share appreciation right may, however, be less than the fair market value of a common share of the Company on the date of grant in the case of (1) awards granted retroactively in tandem with or as a substitution for another award, or (2) if the option or share appreciation right will be counted against the plan’s limit on full-value awards (that is, the limit on the number of shares that can be issued under the 2004 Plan in respect of awards other than options and share appreciation rights).

      The other types of awards that may be granted under the 2004 Plan include, without limitation, share bonuses, restricted shares, performance shares, share units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2004 Plan as described below.

      Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2004 Plan (including options and share appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted shares, performance shares, share units, other rights, or cash bonus opportunities.

      The vesting or payment of Performance-Based Awards (other than options or share appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/ or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or its subsidiaries. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

      Performance-Based Awards may be paid in shares or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or share appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

      Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

      Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2004 Plan, if any person acquires more than 30% of the outstanding common shares or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if shareholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2004 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2004 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

      Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2004 Plan, awards under the 2004 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

      Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

      No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the Equity Incentive Plan if shareholders approve the 2004 Plan, the 2004 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common shares, under any other plan or authority.

      Termination of or Changes to the 2004 Plan. The Board of Directors may amend or terminate the 2004 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2004 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2004 Plan will terminate on June 27, 2014. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2004 Plan

      The U.S. federal income tax consequences of the 2004 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2004 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

      With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

      The current federal income tax consequences of other awards authorized under the 2004 Plan generally follow certain basic patterns: share appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

      If an award is accelerated under the 2004 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2004 Performance Incentive Plan

      The Company has approved certain stock option grants under the 2004 Plan that are conditioned upon shareholder approval of that plan. These grants are summarized in the following table.

NEW PLAN BENEFITS

2004 PERFORMANCE INCENTIVE PLAN

Number of Shares
Underlying Stock
Name and Position	Options(1)

Jon Feltheimer, Chief Executive Officer	0
Mark Amin, Vice Chairman	0
Michael Burns, Vice Chairman	0
James Keegan, Chief Administrative Officer and Chief Financial Officer	0
Marni Wieshofer, Executive Vice President, Corporate Development	50,000
Total for Executive Group	90,000
Non-Executive Director Group	0
Non-Executive Officer Employee Group	717,833

(1)	These options will be granted as of the date of shareholder approval of the 2004 Plan and will not be granted if shareholders do not approve the 2004 Plan. The per share exercise price of each of these options will be the closing market price of one of our common shares on the date of shareholder approval of the 2004 Plan. Each option will have a maximum term of 10 years from the date of grant, subject to earlier termination in connection with certain changes in control of the Company or certain termination of employment events. Each option is scheduled to vest as to 1/3 of the total number of shares subject to the option on each of the first three anniversaries of February 12, 2004.

      Except for the grants described in the table above, the Company has not approved any other awards that are conditioned upon shareholder approval of the 2004 Plan and is not currently considering any other specific award grants under the 2004 Plan. If the 2004 Plan had been in existence in fiscal 2003, the Company expects that its award grants for fiscal 2003 would not have been substantially different from those actually made in that year under the Equity Incentive Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2003, see the material under the heading “Executive Compensation” below.

      The closing market price for a common share of the Company as of [July      ], 2004 was [$          ] per share (as reported on the American Stock Exchange) and [Cdn$          ] per share (as reported on the Toronto Stock Exchange).

EQUITY COMPENSATION PLAN INFORMATION FOR 2004

      The Company currently maintains one equity compensation plan: the Equity Incentive Plan. This plan has been approved by the Company’s shareholders. Shareholders are also being asked to approve a new equity compensation plan, the 2004 Plan, as described above.

      The following table sets forth, for each of the Company’s equity compensation plans, the number of common shares subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2004.(1)

Number of Securities
Remaining Available for
Future Issuance
	Number of Securities		Under Equity
	to be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price	(Excluding Securities
	Outstanding Options,	of Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights (#)	Warrants and Rights ($)	First Column) (#)

Equity compensation plans approved by security holders	9,267,163	2.77	177,275
Equity compensation plans not approved by security holders

Total	9,267,163	2.77	177,275

Vote Required for Approval of the 2004 Performance Incentive Plan

      The Board of Directors believes that the adoption of the 2004 Plan will promote the interests of the Company and our shareholders and will help us and our subsidiaries continue to be able to attract, retain and reward persons important to our success.

      All members of our Board of Directors are eligible for awards under the 2004 Plan and thus have a personal interest in the approval of the 2004 Plan.

      Approval of the 2004 Plan requires the affirmative vote of a majority of the common shares present, or represented, and entitled to vote at the Annual Meeting.

      Unless such authority is withheld, the proxies given pursuant to this solicitation will be voted FOR the election of directors. The Board of Directors recommends that you vote “FOR” approval of the 2004 Performance Incentive Plan as described above and set forth in Appendix B hereto.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND

COMMITTEES OF THE BOARD OF DIRECTORS

      The board of directors held a total of nine meetings in fiscal 2004 and took a number of actions by unanimous written consent. Except for Mr. Craig and our former directors Patrick Lavelle, Gary Newton and Jeff Sagansky, each director attended at least 75% of the total number of meetings of the board of directors. Except for Mr. Wolfe, each director attended at least 75% of the meetings of the committees on which he served. All directors are invited but not required to attend annual shareholders meetings. All of our 15 directors attended our 2003 annual meeting, 12 in person and 3 by teleconference.

(1)	As described above, no new awards will be granted under the Equity Incentive Plan if shareholders approve the 2004 Plan. This table does not reflect the 2,000,000 additional shares that will be available under the 2004 Plan if shareholders approve the 2004 Plan proposal.

Board Committees and Responsibilities

      The board of directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Audit Committee

      Messrs. Koffman, Paterson and Sloan are the current members of our Audit Committee. This committee held six meetings during fiscal 2004. The duties and responsibilities of the Audit Committee include (i) recommending to the shareholders the appointment of our auditors and any termination of our auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Audit Committee is governed by a written charter approved by our board of directors. The full text of the charter is attached hereto as Appendix C and is also available on the Company’s website at www.lionsgatefilms.com. The board of directors believes that each member of the committee qualifies as an independent director and that Mr. Paterson is a financial expert under AMEX listing standards and applicable U.S. Securities and Exchange Commission rules.

Compensation Committee

      Messrs. Craig, Evrensel and Ludwig are the current members of our Compensation Committee. This committee held five meetings during fiscal 2004. The Compensation Committee reviews and approves the compensation of our chief executive officer, administers our Equity Incentive Plan and periodically reviews the adequacy and form of compensation of directors. The Compensation Committee operates pursuant to a written charter adopted by the Board. The full text of the charter is available on the Company’s website at www.lionsgatefilms.com. The board of directors believes that each member of the committee qualifies as an independent director as defined under AMEX listing standards and applicable U.S. Securities and Exchange Commission rules.

Corporate Governance and Nominating Committee

      Messrs. Koffman, Tobin and Wolfe are the current members of our Corporate Governance and Nominating Committee, which held three meetings during fiscal 2004. The Corporate Governance and Nominating Committee is responsible for developing our corporate governance system and for reviewing proposed new members of our board of director, including those recommended by our shareholders. The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board. The full text of the charter is available on the Company’s website at www.lionsgatefilms.com. For instructions on how shareholders may submit recommendations for director nominees to our Corporate Governance and Nominating Committee, see “Shareholder Communications” below. The board of directors believes that each member of the committee qualifies as an independent director as defined under AMEX listing standards. Our board of directors is currently considering whether or not to establish, but has not yet established, any special qualifications or any minimum criteria for director nominees. Presently, in considering candidates for the board, the Corporate Governance and Nominating Committee will consider the entirety of each candidate’s credentials.

Shareholder Communications

      Shareholders interested in communicating with our board may do so by writing to any or all non-employee directors, care of our Corporate Secretary, at either of our principal executive offices. The complete text of our shareholder communication policy is available on the Company’s website at www.lionsgatefilms.com. Our Corporate Secretary will log in all shareholder correspondence and forward to the director addressee(s) all communications that, in his or her judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for board review will be handled by our Corporate Secretary. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

      Shareholder recommendations for director nominees are welcome and should be sent to Wayne Levin, our General Counsel, who will forward such recommendations to our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other sources, using criteria, if any, approved by the Board from time to time. Our shareholder communication policy may be amended at any time with the consent of our Corporate Governance and Nominating Committee.

Code of Ethics

      We have a Code of Conduct and Ethics that applies to all our employees, officers and directors. This code is available on the Company’s website at www.lionsgatefilms.com, and the Company will disclose on its website when there have been waivers of, or amendments to, such codes that applies to our chief executive officer, chief financial officer, chief accounting officer or persons performing similar functions.

Director Compensation

      Persons elected at our annual meetings as directors and who hold no executive office with us or any of our affiliates are entitled to receive an annual retainer of $15,000 and a further retainer of $10,000 if such director acts as chairman of the Audit Committee or $7,500 if such director acts as chairman of the Compensation Committee or Corporate Governance and Nominating Committee. Also, each non-executive director is entitled to receive a fee of $1,000 per meeting of the directors or any committee thereof, and to be reimbursed for reasonable fees and expenses incurred in connection with their service as directors. During the last fiscal year, nine directors received an annual retainer. Subject to shareholder approval of the 2004 Plan, such retainers and fees paid to directors will be provided 50% in cash compensation and 50% in our common shares. Non-employee directors are granted options to purchase 50,000 common shares when they join the board of directors. In fiscal 2004 we granted options to purchase 100,000 common shares to persons who served as directors during that period pursuant to our Employees’ and Directors’ Equity Incentive Plan.

MANAGEMENT

      The following is a list of our executive officers followed by their biographical information (other than Messrs. Feltheimer, Amin, Burns and Link whose biographical information appears on pages 6 and 7).

Name	Age(1)	Position

Jon Feltheimer	52	Chief Executive Officer and Director
Mark Amin	54	Vice Chairman and Director
Gregory A. Arvesen	52	Chief Accounting Officer
Michael Burns	45	Vice Chairman and Director
Steven Beeks	47	President of Lions Gate Entertainment Inc.
James Keegan	46	Chief Administrative Officer and Chief Financial Officer
Wayne Levin	41	Executive Vice President, Corporate Operations and General Counsel
André Link	72	President and Chairman of the Board
Marni Wieshofer	41	Executive Vice President, Corporate Development

(1)	As of July 1, 2004.

      Gregory A. Arvesen. Mr. Arvesen has been our Chief Accounting Officer since December 2003. Previously, Mr. Arvesen was Chief Financial Officer of Artisan Entertainment Inc., (“Artisan Entertainment”) a position he had held since March 2003. From July 2002 to December 2003, Mr. Arvesen was Executive Vice President and Chief Accounting Officer of Artisan Entertainment. From October 2000 to July 2002, Mr. Arvesen was Senior Vice President, Finance for Artisan Entertainment. Mr. Arvesen was Vice President, Finance at Artisan Entertainment from May 1999 to October 2000.

      Steven Beeks. Mr. Beeks has been the President of Lions Gate Entertainment Inc., our wholly-owned subsidiary, since December 2003. From January 1998 until December 2003 Mr. Beeks served as President of Artisan Home Entertainment.

      James Keegan. Mr. Keegan has been our Chief Administrative Officer since April 2002 and our Chief Financial Officer since September 2002. From September 1998 to April 2002, Mr. Keegan was the Chief Financial Officer of Artisan Entertainment. From April 1989 to March 1990, he was Controller of Trimark Holdings, Inc. and from March 1990 to August 1998, he was the Chief Financial Officer of Trimark Holdings, Inc.

      Wayne Levin. Mr. Levin has been our Executive Vice President, Corporate Operations since February 2004. Previously, Mr. Levin had been our Executive Vice President, Legal and Business Affairs since November 2000. Mr. Levin has been our General Counsel since November 2000. He worked for Trimark Holdings, Inc. from September 1996 to November 2000, first as Director of Legal and Business Affairs from 1996 to 1998 and then as General Counsel and Vice President from 1998 to 2000.

      Marni Wieshofer. Ms. Wieshofer has been our Executive Vice President, Corporate Development since September 2002. From April 1999 until September 2002 Ms. Wieshofer served as our Chief Financial Officer. From February 1999 to April 1999, Ms. Wieshofer was our Vice President, Finance. From October 1995 to January 1999, Ms. Wieshofer served as Vice President, Finance of Alliance Atlantis Communications Inc., an entertainment company.

Appointment of Executive Officers

      Our officers are appointed and, subject to employment agreements, serve at the discretion of our board of directors.

EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid or accrued to our Chief Executive Officer and our four next most highly compensated executive officers who served as executive officers and whose salary plus bonus exceeded $100,000 (the “Named Executive Officers”). The position identified in the table for each person is their current position with us unless we indicate otherwise.

Summary Compensation Table

						Long Term
		Annual Compensation				Compensation(1)

					Other	Securities
					Annual	Underlying
		Salary	Bonus		Compensation	Options/SARs
Officer Name and Position	Year	($)	($)		($)	(#)

Jon Feltheimer,	2004	833,333	1,000,000	(2	) —	3,346,000 (3)
Chief Executive Officer	2003	750,000	100,000		—	—
	2002	750,000	150,000		—	375,000 (4)
Mark Amin,	2004	500,000	—		—	—
Vice Chairman	2003	500,000	—		—	—
	2002	500,000	—		—	—
Michael Burns,	2004	416,667	850,000	(5)	—	1,825,000 (6)
Vice Chairman	2003	300,000	150,000		—	75,000
	2002	300,000	100,000		—	375,000 (4)
James Keegan,	2004	349,583	40,000		—	—
Chief Financial Officer	2003	325,833	8,077		—	100,000
	2002	—	—		—	—
Marni Wieshofer,	2004	308,333	75,000		—	—
Executive Vice President,	2003	250,000	20,000		126,000	—
Corporate Development	2002	250,000	—		60,000	—

(1)	We have not granted any Restricted Share Awards or LTIPs to any of the Named Executive Officers.

(2)	Includes $250,000 signing bonus received upon execution of Mr. Feltheimer’s current employment agreement.

(3)	Includes 998,000 common shares underlying stock options previously granted in fiscal 2000, 1,000,000 common shares underlying stock options previously granted in fiscal 2001 and 375,000 stock appreciation rights (“SARs”) previously granted in fiscal 2002 whose terms were extended until September 30, 2007 pursuant to Mr. Feltheimer’s current employment agreement.

(4)	Messrs. Feltheimer and Burns cancelled 375,000 stock options previously granted in fiscal 2000 and were issued 375,000 equivalent SARs in fiscal 2002 to replace the stock options.

(5)	Includes $50,000 signing bonus received upon execution of Mr. Burns’ current employment agreement.

(6)	Includes 1,050,000 common shares underlying stock options previously granted in fiscal 2000 and 375,000 SARs previously granted in fiscal 2002 whose terms were extended until August 31, 2006 pursuant to Mr. Burns’ current employment agreement.

Stock Option Grants

      The following table provides details regarding stock option and SARs grants to our Named Executive Officers in fiscal 2004 pursuant to our Employees’ and Directors’ Equity Incentive Plan.

Option/ SARs Grants — Fiscal 2004

						Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates of
	Securities		Options/SARs			Stock Price Appreciation for
	Underlying		Granted to	Exercise		Option Term
	Options/SARs		Employees in	Price Per
Name	Granted (#)		Fiscal Year	Share	Expiration Date	5%	10%

Jon Feltheimer	600,000		10.0%	$2.55	September 30, 2007	$142,577	$495,928
Jon Feltheimer	373,000		6.2%	$3.05	September 30, 2008	$389,440	$793,837
Jon Feltheimer	998,000	(1)	16.6%	$2.55	September 30, 2007	$237,152	$824,893
Jon Feltheimer	1,000,000	(2)	16.6%	$3.00	September 30, 2007	$—	$376,546
Jon Feltheimer	375,000	(3)	6.2%	$5.00	September 30, 2007	$—	$—
Michael Burns	400,000		6.7%	$3.05	September 10, 2008	$413,640	$841,453
Michael Burns	50,000	(4)	0.8%	Cdn$2.30	August 31, 2006	$90,565	$116,485
Michael Burns	1,000,000	(4)	16.6%	$2.55	August 31, 2006	$911,299	$1,429,690
Michael Burns	375,000	(5)	6.2%	$5.00	August 31, 2006	$—	$—

(1)	Common shares underlying stock options previously granted in fiscal 2000 whose terms were extended until September 30, 2007 pursuant to Mr. Feltheimer’s current employment agreement.

(2)	Common shares underlying stock options previously granted in fiscal 2001 whose terms were extended until September 30, 2007 pursuant to Mr. Feltheimer’s current employment agreement.

(3)	SARs previously granted in fiscal 2002 whose terms were extended until September 30, 2007 pursuant to Mr. Feltheimer’s current employment agreement.

(4)	Common shares underlying stock options previously granted in fiscal 2000 whose terms were extended until August 31, 2006 pursuant to Mr. Burns’ current employment agreement.

(5)	SARs previously granted in fiscal 2002 whose terms were extended until August 31, 2006 pursuant to Mr. Burns’ current employment agreement.

Option Exercises and Holdings

      The following table provides information for the Named Executive Officers concerning options they exercised during fiscal 2004 and unexercised options that they held at the end of fiscal 2004.

Aggregated Option/ SARs Exercises in Fiscal 2004 and Fiscal Year-End Option/ SARs Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Securities		Options/SARs at FY-End		Options/SARs at FY-End
	Acquired on	Value	Exercisable/Unexercisable		Exercisable/Unexercisable
Name	Exercise (#)	Realized ($)	(#)		($)

Mark Amin			732,500	627,500	2,710,250/	1,756,250
Michael Burns			1,008,333	891,667	3,709,166/	2,247,084
Jon Feltheimer			2,072,333	1,273,667	7,155,466/	3,669,484
James Keegan			33,333	66,667	123,332/	246,668
Marni Wieshofer	100,000	$102,936	75,000	—	277,500/	0

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

      During fiscal 2004 we were a party to an employment agreement with each of the Named Executive Officers.

      Jon Feltheimer. We entered into an employment agreement with Mr. Feltheimer effective August 15, 2003, which supercedes the employment agreement dated February 27, 2001. The agreement provides that Mr. Feltheimer will serve as Chief Executive Officer for a term that ends March 31, 2007. Mr. Feltheimer’s annual base salary under the agreement is $850,000. Upon execution of the employment agreement, Mr. Feltheimer received a signing bonus of $250,000. Mr. Feltheimer is entitled to an annual discretionary bonus determined by the Compensation Committee, based on certain criteria set forth in the agreement. For fiscal 2004, Mr. Feltheimer received a bonus of $750,000 for his instrumental role in closing the Artisan Entertainment transaction. In addition, Mr. Feltheimer received a stock price bonus of $1,000,000 because the volume weighted average of our median stock price exceeded $6.00 for the consecutive six-month period ended July 2, 2004. If Mr. Feltheimer terminates his employment for Good Reason, he will be entitled to continue to receive his annual salary, or a lump sum payment equal to the balance of his compensation under the agreement, and all other benefits for the remainder of the employment agreement. If Mr. Feltheimer’s employment is terminated in connection with a change of control, he will be entitled to the payment of $2,500,000 and the continued payment of his annual salary through the normal expiration of the term, unless Mr. Feltheimer elects to terminate his employment following a change of control, in which event he shall be entitled to the payment of $2,500,000 but shall not be entitled to the further payment of his annual salary. Upon a change of control, any then-unvested portion of Mr. Feltheimer’s options shall immediately and fully vest and become immediately and fully exercisable.

      Mark Amin. We entered into an employment agreement with Mr. Amin effective October 13, 2000, that provides that he will serve as our Vice Chairman and Chairman of CinemaNow, Inc. for an initial term that ends October 13, 2003. The agreement has been extended through April 13, 2006 on the same terms. Mr. Amin’s annual base salary under his agreement is $500,000 and included a forgiveness of a loan by Trimark of approximately $795,000. Mr. Amin’s contract has no change of control provision and if terminated without cause he is entitled to a lump sum payment equal to the balance of his compensation under the agreement and his options will continue in full force and effect for the balance of their term.

      Michael Burns. We entered into an employment agreement with Mr. Burns effective September 1, 2003, that provides that he serve as Vice Chairman for a term that ends August 31, 2006. The agreement entitles him to receive an annual base salary of $500,000 and a signing bonus in the sum of $50,000 upon the execution of the employment agreement. Mr. Burns is also entitled to receive a discretionary annual bonus, in an amount to be recommended by the Chief Executive Officer and determined by the Compensation Committee, based on certain criteria set forth in the agreement. For fiscal 2004, Mr. Burns received a bonus of $750,000 for his instrumental role in closing the Artisan Entertainment transaction. In addition, Mr. Burns received a stock price bonus of $500,000 because the volume weighted average of our median stock price exceeded $6.00 for the consecutive six-month period ended July 2, 2004. If Mr. Burns’ employment is terminated following a change of control, Mr. Burns will receive a payment of $500,000 or the remainder of the base salary to be paid for the term of the agreement, whichever amount is greater. Upon a change of control, any then-unvested portion of Mr. Burns’ options shall immediately and fully vest and become immediately and fully exercisable.

      James Keegan. We entered into an employment agreement with Mr. Keegan effective April 16, 2002, under which he serves as Chief Administrative Officer and Chief Financial Officer for a term that ends on April 15, 2006. Mr. Keegan’s annual base salary under his agreement is $340,000 for the first year, to be increased by $10,000 each year thereafter for the term of the contract. Under the agreement, the Company loaned Mr. Keegan $66,666.66 at an interest rate equal to the Company’s actual cost of funds, to be paid back by the earlier of four years from the agreement’s effective date or the Company’s termination of Mr. Keegan for cause. Mr. Keegan has repaid the loan in its entirety. Mr. Keegan’s contract has no change of control provision and if terminated without cause, he is entitled to a severance amount equal to 50% of the balance of compensation still owing to him for the remainder of the contract’s term.

      Marni Wieshofer. We entered into an employment agreement with Ms. Wieshofer effective February 1, 2004, which provided that she serve as Executive Vice President, Corporate Development for an initial term that ends January 31, 2006. Ms. Wieshofer’s annual salary under her agreement is $300,000. The agreement granted 50,000 options, subject to shareholder approval of the 2004 Plan. Ms. Wieshofer’s contract has no change of control provision and if terminated without cause, she is entitled to a severance amount equal to 50% of the balance of compensation still owing to her for the remainder of the contract’s term.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

      Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. While Lions Gate was a foreign private issuer, our officers, directors and 10% beneficial owners were exempt from Section 16 of the Securities Exchange Act of 1934. Before the end of fiscal 2001, we became a domestic issuer.

      Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during fiscal 2004, all filing requirements were met, except that each of Messrs. Burns, Feltheimer and Levin filed a late Form 4 for options granted in September 2003. Also, each of Messrs. Burns and Feltheimer filed late Form 4s for an amendment to the terms of their Series A Preferred Shares in September 2003 and filed late Form 4s for an amendment to the terms of their warrants in November 2003.

AUDIT COMMITTEE REPORT — COMPENSATION COMMITTEE REPORT

PERFORMANCE GRAPH

      The following Report of the Audit Committee, Report of the Compensation Committee and Performance Graph do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

REPORT OF THE AUDIT COMMITTEE

      The members of the Audit Committee are each a non-employee member of our board of directors and are independent from our management as defined by the listing standards of the American Stock Exchange. On June 28, 2004 the board of directors adopted an amended written charter for the Audit Committee, a copy of which is attached hereto as Appendix C. The Audit Committee oversees our processes related to financial reporting, internal control, auditing and regulatory compliance activities on behalf of our board of directors. The Audit Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and assuring compliance with applicable laws and regulations and our business conduct guidelines.

      In performing its oversight function, the Audit Committee reviewed and discussed our fiscal year ended March 31, 2004 audited consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2004 audited financial statements. The Audit Committee received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with our auditors their independence from management and us. When considering the independent auditors’ independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

      The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held six meetings during fiscal 2004.

      Based upon the reports and discussions described in this report, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent auditors for fiscal 2005.

The Audit Committee

G. Scott Paterson, Chairman
Morley Koffman
Harry Sloan

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee currently consists of Messrs. Craig, Evrensel and Ludwig, each of whom is an independent director under AMEX and applicable U.S. Securities and Exchange Commission rules. The Compensation Committee determines the Chief Executive Officer’s salary and the equity awards for all executive officers. The Compensation Committee may consider other forms of compensation, both short-term and long-term, in addition to those described below. Our executive compensation program is designed to attract, retain and motivate the senior executive talent required to ensure our success. The program also aims to support the creation of shareholder value and ensure that pay is consistent with performance.

      Base Salary. During fiscal 2004, the Compensation Committee renegotiated the employment agreement of Mr. Feltheimer, our Chief Executive Officer. The base compensation of Mr. Feltheimer is set forth in his employment agreement, which extends through March 31, 2007. See “Employment Contracts.” The Compensation Committee also negotiated a renewal of the employment agreement with Mr. Burns, our Vice Chairman. The base compensation of Mr. Burns is set forth in his employment agreement, which provides that

Mr. Burns serve for a term that ends August 31, 2006. See “Employment Contracts.” In determining the compensation of Messrs. Feltheimer and Burns, the Compensation Committee considered the relevant executive’s experience and responsibilities, as well as other subjective factors. The Compensation Committee reviewed the base salaries, bonuses, options, option values and benefits granted to executives of other entertainment companies in the last year. In addition, the Compensation Committee considered the relevant executive’s performance in relation to brand and asset value creation, earnings, revenues and share price. Mr. Feltheimer, in consultation with our Compensation Committee, established the base compensation paid to our other executives in fiscal 2004 based on the consideration of similar factors.

      Bonus and Signing Bonus Compensation. The Compensation Committee approved a cash bonus for Mr. Feltheimer for fiscal 2004 of $750,000 and a cash bonus for Mr. Burns for fiscal 2004 of $750,000. In addition Mr. Feltheimer received a signing bonus of $250,000 upon execution of his new employment agreement and Mr. Burns received a signing bonus of $50,000 upon execution of his new employment agreement. In determining the appropriate bonuses for Mr. Feltheimer and Mr. Burns, the Compensation Committee took into consideration criteria such as earnings before taxes, depreciation and amortization, revenue and bottom line performance, the Company’s ability to pay such bonuses, earnings, cashflow increase and share price increase. The committee also considered compensation granted to executives of other entertainment companies in the last year. In particular, the committee considered the exceptional performance of Mr. Feltheimer and Mr. Burns in executing the business plan of the Company during fiscal 2004, including but not limited to the following achievements: the performance of the stock price; the successful acquisition of Artisan Entertainment and subsequent integration; the increase in the Company’s equity base; the strong financial performance of the Company in fiscal 2004; and the successful negotiation of the Company’s increased line of credit.

      Mr. Feltheimer, in consultation with our Compensation Committee, established the bonus compensation paid to our other executives in fiscal 2004. In awarding bonuses, the Compensation Committee considers factors similar to those used in evaluating the bonuses of Mr. Feltheimer and Mr. Burns, including the compensation of executives in similar positions at other companies and the relevant executive’s performance in relation to brand and asset value creation, earnings, revenues and share price.

      Equity-Based Compensation. The Compensation Committee believes in linking long-term incentives to an increase in stock value as it awards stock options at the fair market value or higher on the date of grant that vest over time. The Compensation Committee believes that stock ownership in the Company is a valuable incentive to executives that (1) aligns their interests with the interests of shareholders as a whole, (2) encourages them to manage the Company in a way that seeks to maximize its long-term profitability, and (3) encourages them to remain an employee of the Company. Generally the Employees’ and Directors’ Equity Incentive Plan requires vesting over a three-year period. Some options are also subject to market price targets being met prior to vesting. In June 2004, based on the number of shares available under the Employees’ and Directors’ Equity Incentive Plan and the desire to update certain features of the plan, the Compensation Committee authorized the adoption of the 2004 Plan and recommended that the Board ask shareholders to approve it.

      The Deductibility of Executive Compensation. Section 162(m) of the U.S. Internal Revenue Code does not permit us to deduct cash compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers during any taxable year, unless such compensation meets certain requirements. Other than approximately $1,100,000, base compensation and the bonuses paid to executive officers for fiscal 2004 were within the $1 million Section 162(m) threshold and should, therefore, be deductible.

      We believe that option and share appreciation rights approved by the Compensation Committee and granted under our approved equity plans comply with the rules under Section 162(m) for treatment as performance-based compensation, allowing us to deduct fully compensation paid to executives under such awards.

      The Compensation Committee will continue to consider deductibility to the extent compensation is non-deductible.

The Compensation Committee

Drew Craig
Arthur Evrensel
Harald Ludwig, Chairman

PERFORMANCE GRAPH

      The following graph compares our cumulative total shareholder return with those of the S&P/ TSX Composite Index (formerly known as the TSE 300 Total Return Index) and the S&P/ TSX Movies & Entertainment Index for the period commencing March 31, 1999 and ending March 31, 2004. All values assume that $100 was invested on March 31, 1999 in our common shares and each applicable index and all dividends were reinvested. Note: We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

Company/Index	3/31/99	3/31/00	3/31/01	3/31/02	3/31/03	3/31/04

Lions Gate Entertainment	100	92	53	72	51	148
S&P/ TSX Composite Index	100	145	118	124	102	140
S&P/ TSX Movies & Entertainment Index*	100	111	92	103	94	119

*	Our former line-of-business index, the TSX Cable & Entertainment Total Return Index, was discontinued during fiscal 2004 and is no longer available. Due to this restructuring of the TSX indices, we are now using the S&P/ TSX Movies & Entertainment Index which is one of the successor indices to the TSX Cable & Entertainment Total Return Index.

CUMULATIVE TOTAL RETURNS

Assuming an Investment of $100 and Reinvestment of Dividends

Return of Investment Chart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

      In February, 1995, the Toronto Stock Exchange Committee on Corporate Governance in Canada issued its final report (the “TSE Report”) that included proposed guidelines for effective corporate governance. These guidelines as amended in 2002 (the “Guidelines”), which are not mandatory, deal with the constitution of boards of directors and board committees, their functions, their independence from management and other means of addressing corporate governance practices. The Toronto Stock Exchange has, in accordance with the recommendation contained in the TSE Report, imposed a disclosure requirement on every listed company incorporated in Canada or a province of Canada to disclose on an annual basis its approach to corporate governance with reference to the Guidelines. Our board of directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. However, given the history and nature of our development, not all of the recommendations contained in the TSE Report have been followed. Listed below is a brief discussion of our compliance with the Guidelines.

      1. The board should explicitly assume responsibility for stewardship of the Corporation, and specifically for adoption and approval of a strategic planning process, identification of principal risks, succession planning and monitoring, communications policy and integrity of internal control and management information systems.

      Our board of directors is responsible for the overall stewardship of the Company, planning, directing, and dealing with issues that are pivotal to determining corporate strategy and direction. The board of directors considers management development and succession programs, strategic business developments such as significant acquisitions, and financing proposals, including the issuance of shares and other securities, as well as those matters requiring board of director’s approval by law.

      2. Majority of directors should be “unrelated” (free from conflicting interest).

      Our board of directors currently has twelve members, of whom seven are independent and unrelated, one is related as a partner to the Canadian Counsel of the Company and four are senior management of the Company and one of its subsidiaries. As permitted by Canadian law, our board resolved to set the number of directors at twelve for the ensuing year. As a result, a majority of the members of the board of directors are unrelated members.

      3. Disclose for each director on an annual basis whether he or she is related, and how that conclusion was reached.

      Our board of directors is made up of:

Mark Amin	Related as employee and producer for the Company through a “first-look” arrangement
Michael Burns	Related as Vice Chairman
Drew Craig	Unrelated
Arthur Evrensel	Related as a partner of Heenan Blaikie LLP, Canadian Counsel to the Company
Jon Feltheimer	Related as Chief Executive Officer
Morley Koffman	Unrelated
André Link	Related as President and as Chief Executive Officer of Lions Gate Films Corp.
Harald Ludwig	Unrelated
G. Scott Paterson	Unrelated
Harry Sloan	Unrelated
Brian V. Tobin	Unrelated
Mitchell Wolfe	Unrelated

      4. Appointment of a committee of outside directors, the majority of whom are unrelated, responsible for appointment/ assessment of directors.

      Our Corporate Governance and Nominating Committee, comprised of three unrelated directors, is responsible for reviewing the proposed new members of our board of directors and establishing full criteria for board membership.

      5. Implement a process for assessing the effectiveness of the Board, its Committees and individual directors.

      The Corporate Governance and Nominating Committee is responsible for evaluating the performance of our board of directors as a whole, as well as that of the individual members of our board of directors. The Corporate Governance and Nominating Committee has established a charter to govern itself.

      6. Provide orientation and education programs for new directors.

      The board of directors shall consider the recommendations of the Corporate Governance and Nominating Committee, and senior management and the Corporate Governance and Nominating Committee are responsible for ensuring that there is in place an orientation and education program for new members of our board of directors.

      7. Directors examine the size of the Board and undertake a program to establish a board size that facilitates effective decision-making.

      A board of directors must have enough directors to carry out its duties efficiently while presenting a diversity of views and experiences. The board of directors believes that its size and composition of twelve members reflect diversity and promote effectiveness. The board of directors also believes that for the ensuring year its size and composition of twelve members reflect diversity and promote effectiveness.

      8. Review the adequacy compensation of directors in light of risks and responsibilities involved in being an effective director.

      The board of directors, through its Compensation Committee, periodically reviews the adequacy and form of the compensation of directors.

      9. Committees of the board of directors should generally be composed of outside directors, a majority of whom are unrelated.

      Our board of directors currently has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, made up of three directors each, all of whom are independent directors, except one member of the Compensation Committee.

      10. Appoint a Committee of the board of directors responsible for our approach to corporate governance issues.

      Our Corporate Governance and Nominating Committee is composed of three directors, and is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of the Company’s obligations to the shareholders.

      11. The Board should develop position descriptions for the Board and for the chief executive officer and the Board should approve or develop corporate objectives which the chief executive officer is responsible for meeting and assess the Chief Executive Officer against these objectives.

      To date, the Corporation has not developed position descriptions for the board of directors or the Chief Executive Officer. The board of directors currently sets our annual objectives that become the objectives against which the Chief Executive Officer’s performance is measured.

      12. Implement structures and procedures to enable the Board to function independently of management.

      With the board of directors consisting of both related directors and unrelated directors, the board of directors has not been able to function totally independently of executive management. However, in matters that require independence of the board of directors from management, only the unrelated board members take part in the decision-making and evaluation and an in camera session occurs at the end of our board meetings in which the related directors are excused.

      13. Establish an Audit Committee of the board of directors composed only of unrelated directors with a specifically defined mandate (all members should be financially literate and non-management directors).

      The Audit Committee is composed of three directors, all of who are financially literate and independent directors. The Audit Committee has direct communication channels with the external auditors. See “Report of the Audit Committee,” at page 22. The audit committee is governed by a written charter adopted by the Board and attached hereto as Appendix C.

      14. Implement a system to enable individual directors to engage outside advisors, at Corporation’s expense.

      The Corporate Governance and Nominating Committee can authorize any individual director to engage an outside advisor in appropriate circumstances.

CERTAIN TRANSACTIONS

      Jon Feltheimer, our Chief Executive Officer and a director, and Michael Burns, our Vice Chairman and a director, each hold options to purchase common stock of CinemaNow, our approximately 54% owned subsidiary, and have served on its board of directors since February 2000. The options each of Mr. Feltheimer and Mr. Burns own, which vested over a three-year term commencing March 1, 2000, are exercisable for less than 1% of the common stock of CinemaNow. In addition, Mark Amin, our Vice Chairman and a director, Scott Paterson, a director, Harry Sloan, a director, Michael Burns and Jon Feltheimer each own less than 1% of the outstanding convertible preferred stock of CinemaNow. Mark Amin, our Vice Chairman, owns 4.4% of the outstanding Series C convertible preferred stock of CinemaNow and 1.89% of all of the convertible preferred shares of CinemaNow.

      On December 21, 1999, we issued 13,000 shares of our 5.25% Convertible Redeemable Series A Preferred Shares. On February 27, 2004, we converted all remaining preferred shares into 2,201,869 common shares. Jon Feltheimer and Michael Burns each received 117,520 common shares for the preferred shares they held.

      We have a Registration Rights Agreement with Mark Amin and his brother, Reza Amin, pursuant to which we have agreed to file registration statements covering our securities owned by them. As of July 1, 2004, Mark Amin and Reza Amin had the right to demand up to two registration statements. In addition, we gave these shareholders various piggyback registration rights, which Mark Amin exercised in part to be included as a selling shareholder in our June 2003 offering of common shares.

      Michael Burns owns approximately a 40% interest in Ignite, LLC, which has entered into an agreement with us dated February 15, 2001, as amended on May 13, 2002. This agreement provides that Ignite would be paid a producer’s fee and 15% of our adjusted gross receipts (as defined in the agreement) for any project produced by us and developed through a development fund financed by Ignite.

      On April 16, 2002, we lent to James Keegan, our Chief Financial Officer and Chief Administrative Officer, $66,667 as part of the employment agreement entered into with Mr. Keegan at that date. This loan was in existence before the passage of the Sarbanes-Oxley Act of 2002, which prohibits loans by the Company to its executive officers. However, loans in existence before this legislation were exempted from the prohibition. All interests, stock and options held by Mr. Keegan in Artisan Entertainment were pledged as collateral. Pursuant to our acquisition of Artisan Entertainment, Mr. Keegan, who was formerly an officer and stockholder of Artisan Entertainment, received approximately $127,000 of the purchase price in exchange for his stock in Artisan Entertainment and also as a stockholder he received approximately $13,000 in connection with the settlement of an Artisan Entertainment lawsuit. Using such proceeds, on December 17, 2003, Mr. Keegan repaid the loan in its entirety, in the amount of $72,083.15, representing the principal and interest owed. The loan bore interest at a rate equal to our actual cost of funds.

      Mark Amin is the owner of Sobini Films, which has a first-look agreement with us. On November 21, 2002, pursuant to the first-look agreement, Sobini Films entered into a distribution agreement with us under which we paid $9.1 million for international distribution rights to the film “The Prince and Me”. Sobini Films has rights to profit participation under the distribution agreement. Sobini Films expects to realize profit participation in the future.

      Jon Feltheimer and Michael Burns each hold 28% interests in Cerulean, LLC which has entered into distribution agreements as of December 16, 2003 with us whereby we obtained rights to distribute, for a term of five years, in the United States and Canada in all home video media, the colorized and black and white versions of the motion picture Night of the Living Dead and certain episodes of the television series Battlefront. Cerulean, LLC is entitled to and expect to receive royalties under the distribution agreements.

ACCOUNTANT’S FEES

      During fiscal 2003 and 2004, we retained our principal accountant, Ernst & Young LLP, to provide services in the following categories and approximate amounts:

	Years Ended March 31,

	2004	2003

• Audit Fees:	$1,940,000	$1,047,000
• Audit-Related Fees:	$615,000	$19,000
• Tax Fees:	$192,000	$398,000
• All Other Fees:	$—	$—

      Audit fees included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission. Audit-related fees principally included accounting consultations and audits in connection with proposed or consummated acquisitions (primarily the acquisition of Artisan Entertainment), and due diligence in connection with acquisitions. Tax fees included tax compliance, tax planning and tax advice.

      Pursuant to the Audit Committee’s policy to preapprove all permitted audit and non-audit services, the Audit Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2004 and determined that the provision of non-audit services in fiscal 2004 was compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

      Our board of directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

By order of the Board of Directors,

/s/ ANDRÉ LINK

André Link
Chairman of the Board

Toronto, Ontario

July 30, 2004

APPENDIX A

      The Shareholders of the Company will be asked to pass a Special Resolution to: (a) amend the Notice or Articles of the Company to remove the application of the Pre-existing Company Provisions (as such term is defined below); (b) cancel the existing Articles and to replace them with new Articles, and (c) further amend the Notice of Articles of the Company to increase the authorized share structure from 500,000,000 Common Shares without par value and 200,000,000 Preference Shares without par value to an unlimited number of Common Shares and Preference Shares without par value.

      The alterations to the Notice of Articles of the Company do not become effective until the Special Resolution has been received for deposit at the Company’s records office and, subsequently, a Notice of Alteration of the Company’s Notice of Articles has been filed with the Registrar under the BCA. The alterations to the Articles of the Company do not become effective until the Special Resolution has been received for deposit at the Company’s records office.

      The shareholders of the Company will be asked to pass a Special Resolution to remove the application of the Company’s Pre-existing Company Provisions, to cancel the Company’s existing Articles and to adopt new Articles, and to increase the authorized share structure of the Company from 500,000,000 Common Shares and 200,000,000 Preference Shares to an unlimited number of Common Shares and Preference Shares, the text of which is set forth below. To be effective the Special Resolution must be passed by at least the favorable vote of  3/4 of the votes cast on the motion to approve the Special Resolution.

      “RESOLVED, as a Special Resolution, that;

(a) the Notice of Articles of Lions Gate Entertainment Corp. (the “Company”) be altered to remove the application of the Pre-existing Company Provisions, being those provisions set out in Table 3 of the Regulation under the Business Corporation Act;

(b) the authorized share structure of the Company be altered by eliminating the maximum number of Common Shares and Preference Shares that the Company is authorized to issue, and the Notice of Articles of the Company be amended accordingly;

(c) the existing Articles of the Company be deleted in their entirety and adopting the Articles described in the Company’s Proxy Statement dated ● in substitution therefore, such alteration not to take effect until the date and time that this resolution is received for deposit at the Company’s records office;

(d) this Special Resolution and the New Articles shall immediately after termination of the Company’s 2004 Annual and Extraordinary Meeting of Shareholders be deposited at the Company’s records office;

(e) after paragraph (d) of this resolution has been complied with, any one director or officer, or any lawyer for the Company, is authorized to complete, execute and file one or more Notices of Alteration to effect the alterations described in paragraphs (a) to (c) above; and

(f) the directors of the Company be authorized to revoke this Special Resolution before it is acted on without further approval of the Shareholders.”

      If the Special Resolutions are passed by the Shareholders of the Company, the Company’s registered and records office will file with the Registrar, a Notice of Alteration.

      The board recommends that the Shareholders vote FOR the Special Resolution more particularly set out above.

Removal of the Application of the Pre-existing Company Provisions

      Under the BCA, the Company remains subject to a set of provisions designated as the Pre-existing company provisions set out in the Regulation under the BCA (the “PCPs”). The PCPs that have specific application to the Company are as follows:

(a) a Special Resolution requires a majority of 3/4 of the votes cast in order to pass;

(b) a special separate resolution requires a majority of 3/4 of the votes cast in a class or series vote in order to pass; and

(c) subject to several exceptions, before purchasing any of its shares, the Company must make an offer, to every shareholder holding shares of the class or series to be purchased, to purchase the shares pro rata.

      There are additional PCPs that do not apply to the Company, but in order to remove the application of any of the PCPs, it is a requirement to remove the application of all of the PCPs (although any one of the PCPs could be added to the Company’s Articles).

      If the Articles of the Company are amended as more particularly described under the subheading “Amendments to the Articles” then, in the case of the PCPs identified above as applicable to the Company, the removal of their application would have the following result;

(a) a Special Resolution of the holders of Common Shares would require a majority of 2/3 of the votes cast in order to pass;

(b) a special separate resolution of the holders of any other class of shares (of which there presently are none) would require a majority of 2/3 of the votes cast in a class or series vote in order to pass; and

(c) the Company need not, before purchasing any of its shares, make an offer to purchase such shares pro rata.

      With regard to the Company not being subject to a corporate requirement to purchase back its shares on a pro rata basis, such transactions are governed, in any event, by Canadian and United States securities laws applicable to the Company. In general these securities laws mandate pro rata purchases or their functional equivalent with certain exceptions. Management believes that securities law and not the Company’s constitution should govern when the Company must make pro rata purchases in such transactions.

      In order to delete the application of the PCPs to the Company, a Special Resolution must be passed.

Increase in Authorized Share Structure

      The Company has an authorized share structure of 500,000,000 Common Shares and 200,000,000 Preference Shares. Unlike corporate legislation in many other Canadian and United States jurisdictions, the Company Act required a fixed number of authorized shares, but the BCA now does not require a maximum number of authorized shares in any particular class of shares. Approval of this resolution will eliminate the need to obtain Shareholder approval in the event the Company needs to increase its authorized capital.

Amendments to the Articles

      As noted above, the Articles of a company, among other things, set out rules for the conduct of its business and affairs. The Articles in their proposed amended form are available for inspection during regular business hours for the period before the AGM at the Company’s registered and records office at Suite 2200-1055 West Hastings Street, Vancouver, British Columbia V6E 2E9. The amendments principally reflect the provisions of the BCA that modernize British Columbia corporate legislation, including, for instance, those that facilitate electronic communications. The new Articles remove a number of provisions in the existing Articles that are now covered by the BCA to avoid the possibility of conflict or the possibility of having to comply both with the statutory provisions and a corresponding but different provision in the Articles. The Articles are also proposed to be changed to conform in some respects with the bylaws of Canada Business

Corporations Act public companies while maintaining many features of Articles now permitted to be adopted by BCA public companies.

      Changes from the existing Articles effected by the proposed new Articles include the following (references are to the specific sections of the new Articles which are available for review):

Corporate Organizational Matters

      1. The new Articles contain a simplified set of provisions regarding the appointment by the board of directors of a person as the Company’s attorney (Article  ● ).

Borrowing and Banking

      1. The new Articles specify that the Company has the power to borrow and grant security under the Special Corporations Power Act of Quebec (Article  ● ).

      2. The new Articles remove the provisions regarding the maintenance in British Columbia of certain records concerning debentures and debenture holders since the corresponding provisions in the Company Act requiring the maintenance of these records are not contained in the BCA.

Directors

      1. The new Articles (unlike the existing Articles) do not empower a director to appoint an alternative director to act in his absence.

      2. The new Articles provide that participation in a meeting of the board of directors or a committee may be by telephonic, electronic or other communication facility if the directors participating are able to communicate with each other, whether or not any director objects. (Article  ● ).

      3. The new Articles require that notice of a meeting of the board of directors must now be given at least 48 hours prior to the meeting (Article  ● ) whereas the old Articles did not specify what constituted reasonable notice.

      4. The new Articles do not contain a definition of a consent resolution inconsistent with the BCA, which does not require that an “interested” director declaring his conflicts of interest which are consistent with the BCA (Article  ● ).

      5. The new Articles provide that the matters constituting a conflict of interest and the steps required to be taken by a director or senior officer who has a conflict of interest which are consistent with the BCA (Article  ● ).

      6. The new Articles provide that the indemnification of directors and officers is now authorized in all circumstances, and to the fullest extent permitted by the BCA (Article  ● ).

      7. The new Articles provide for a Chairman’s casting vote in the event of a deadlock of the Board of Directors and only in the event of a deadlock. The Chairman’s casting vote is not a requirement of the BCA (Article  ● ).

Committees of Board of Directors

      1. The new Articles permit the board of directors to appoint committees and delegate to such committees all of the directors’ powers except for the power to fill vacancies in the Board of Directors, the power to remove a director, and the power to change the membership or to fill vacancies in any committee of the board. (Articles  ● ).

Officers

      1. The new Articles do not contain a requirement that the President of the Company not be the Secretary.

      2. The new Articles permit the designation of such officers as the directors determine (such as a Chief Executive Officer, a Chief Operating Officer and a Chief Financial Officer), confirm that the officers must be qualified as required by the BCA and establish that the responsibilities and terms of such appointments are as determined by the board of directors (Article  ● to  ● ).

Shares

      1. The new Articles do not expressly provide (unlike the existing Articles) that the power of the board of directors to issue shares is subject to being constrained by a resolution at a general meeting of shareholders authorizing any increase or alteration of capital.

      2. The new Articles (unlike the existing Articles) do not contain provisions imposing pre-emptive rights in favour of shareholders if the Company ceases to be a reporting issuer.

      3. The new Articles contain provisions regarding the kinds and content of share records to be maintained by the Company consistent with the BCA. (Article  ● ).

      4. The new Articles simplify the provisions regarding the replacement of worn out, defaced, lost or stolen share certificates and broaden the power of the Company to determine the appropriate conditions to be met when there is a request to replace a lost or stolen certificate. (Article  ● ).

      5. The new Articles permit the shareholders to split their shareholdings so that portions of such holdings are represented by separate certificates. (Article  ● ).

      6. Unlike the old Articles, the new Articles do not permit the directors to charge a fee to register the transfer of shares.

Dividends

      1. The new Articles do not contain (unlike the existing Articles) provisions regarding the creation by the board of directors of reserves and other internal accounts to restrict or permit the payment of dividends, as the rules on granting dividends have been amended by the BCA.

      2. The new Articles provide that the record dates for determining dividend entitlement may be set not more than two months prior to the dividend payment date and for the determination of a dividend record date if no record date is set by the board of directors, being 5:00 p.m. on the date on which the resolution relating to such dividend or right to subscribe is passed by the Board (Article  ● ).

Shareholder Meetings

      1. The new Articles provide that shareholder meetings may be held anywhere that is approved by the board of directors. (Articles  ● ).

      2. The new Articles do not make reference to the 56 day newspaper advertisement calling on any 10% shareholders of the Company to nominate directors, as this requirement of the Company Act is not included in the BCA.

      3. The new Articles provide that the record date for determining who is entitled to notice of a shareholders’ meeting cannot be more than two months preceding the date of the meeting or, in the case of a general meeting requisitioned by shareholders under the BCA, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a) if and for so long as the Company is a public company, 21 days;

(b) otherwise, 10 days.

      4. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. (Article  ● ).

      5. The new Articles provide that the directors, the president (if any), the secretary (if any), assistant secretary (if any), any lawyer for the Company and the auditor of the Company are entitled to be present at a shareholders’ meeting. (Article  ● ).

      6. The new Articles contain more provisions regarding the appropriate procedure at a shareholders’ meeting if the meeting lacks quorum (Article  ● ).

      7. The new Articles (like the existing Articles) contain more up to date provisions regarding proxies consistent with securities legislation and the BCA. (Article  ● ).

      8. The new Articles clarify how long (3 months) the Company needs to retain proxies and results of polls.

      9. The new Articles do not contain the provisions for voting by persons of unsound mind, as this is covered by British Columbia law.

Notice, Use of Digital Documents and Electronic Delivery

      1. The new Articles provide that the Company may give a notice or other document to a shareholder, director or officer in electronic form if the recipient has provided the necessary information to effect such delivery (Article  ● ).

Amendment of Articles and Notice of Articles

      1. The new Articles provide that the general authority required to amend all provisions of the Company’s Articles and the Notice of Articles is an Ordinary Resolution (Article  ● ), except that amendments to the special rights or restrictions attaching to any shares, whether or not issued, may only be done by Special Resolution (Article  ● ). The default under the BCA would have been a Special Resolution. In any event, if the amendment prejudices or interferes with the rights or special rights attached to any class of issued shares, by the provisions of the BCA, the consent of the holders of that class of shares by a special separate resolution is also required.

      2. As a result of the new Articles, a Special Resolution (because of the definition in the new Articles of “special majority”) and a special separate resolution, will each require for passage only a majority of  2/3 rather than  3/4 of the votes cast (this is more particularly described above under the heading “Removal of the Application of the Pre-existing Company Provisions”).

      These changes require, to become effective, approval by Special Resolution and the filing thereof, in the Company’s Records Office.

APPENDIX B

LIONS GATE ENTERTAINMENT CORP.

2004 PERFORMANCE INCENTIVE PLAN

1.	Purpose of Plan

      The purpose of this Lions Gate Entertainment Corp. 2004 Performance Incentive Plan (this “Plan”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Corporation”), is to promote the success of the Corporation and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	Eligibility

      The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	Plan Administration

      3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board, the Compensation Committee or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

      With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter.

Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

      3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by shareholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

      3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

      3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

      3.5 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	Common Shares Subject to the Plan; Share Limits

      4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean the common shares of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

      4.2 Share Limits. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 2,000,000 Common Shares, plus (b) the number of Common Shares available for additional award grant purposes under the Corporation’s Employees’ and Directors’ Equity Incentive Plan, as amended (the “Equity Incentive Plan”), as of the date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the Equity Incentive Plan as of the Shareholder Approval Date, plus (c) the number of any shares subject to stock options granted under the Equity Incentive Plan and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised; provided that in no event shall the Share Limit exceed 9,370,942 shares (which is the sum of the 2,000,000 shares set forth above, plus the number of shares available under the Equity Incentive Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the number of shares subject to options previously granted and outstanding under the Equity Incentive Plan as of the Effective Date). The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,000,000 shares.

(b) The maximum number of Common Shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 2,000,000 shares.

(c) The maximum number of Common Shares that may be delivered pursuant to awards granted under this Plan, other than those described in the next sentence, is 1,500,000 shares. This limit on so-called “full-value awards” does not apply, however, to (1) shares delivered in respect of compensation earned but deferred, (2) except as expressly provided in Section 5.1.1 (which generally requires that shares delivered in respect of “discounted” stock options be charged against this limit), shares delivered in respect of stock option grants, and (3) except as expressly provided in Section 5.1.2 (which generally requires that shares delivered in respect of “discounted” stock appreciation right grants be charged against this limit), shares delivered in respect of stock appreciation right grants.

(d) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

      Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

      4.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan, shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

      4.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of Common Shares sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	Awards

      5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a Common Shares on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a Common Share on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the fair market value of a Common Share on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a Common Share on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a Common Share on the date of grant, provided that any shares actually delivered in respect of such award shall be charged against the limit of Section 4.2(c) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Shares and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

      5.2 Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a Common Share at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or Common Shares or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of Common Shares which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 2,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to Common Shares and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan.

      5.3 Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

      5.4 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

      5.5 Consideration for Common Shares or Awards. The purchase price for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

      In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. In the event that the Administrator allows a participant to exercise an award by delivering Common Shares previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

      5.6 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a Common Share as reported on the composite tape for securities listed on the American Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price of a Common Share as reported on the composite tape for securities listed on the Exchange available on the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

      5.7 Transfer Restrictions.

      5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

      5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

      5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

      5.8 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.	Effect of Termination of Service on Awards

      6.1 General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

      6.2 Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

      6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	Adjustments; Acceleration

      7.1 Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares (whether in the form of securities or property); any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Shares upon or in respect of such event.

      The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

      In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

      7.2 Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public Corporation or one of its Subsidiaries in respect of its Common Shares), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

      7.3 Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Company Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

      7.4 Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

      7.5 Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

      7.6 Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

      7.7 Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8.	Other Provisions

      8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

      8.2 Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

      8.3 No Employment/ Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

      8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

      8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

      In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

      8.6 Effective Date, Termination and Suspension, Amendments.

      8.6.1 Effective Date. This Plan is effective as of June 28, 2004, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

      8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

      8.6.3 Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

      8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

      8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

      8.7 Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

      8.8 Governing Law; Construction; Severability.

      8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of California, except to the extent that the laws of British Columbia are as applicable as the jurisdiction of incorporation of the Corporation.

      8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

      8.8.3 Plan Construction.

(a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

      8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

      8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

      8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

      8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

      8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

APPENDIX C

CHARTER OF THE AUDIT COMMITTEE

of the
BOARD OF DIRECTORS
of
LIONS GATE ENTERTAINMENT CORP.

Amended and Restated by the Board of Directors on                     , 2004

      1. Purpose; Limitations on Duties. The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including the independent auditors’ qualifications and independence and the performance of the Company’s independent auditors, and to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission (“SEC”) and the applicable Canadian securities commissions (“CSC”) disclosure rules. The Committee will also assist the Board in its oversight of the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

      2. Membership; Appointment; Financial Expert. The Committee will consist of three or more directors of the Company’s Board. All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the SEC, CSC, the American Stock Exchange (“AMEX”) and the Toronto Stock Exchange (“TSX”) in effect from time to time. The members of the Committee will be appointed by and serve at the discretion of the Board. The Board will appoint the Chairperson of the Committee. To the extent practicable, at least one member of the Committee shall qualify as an “audit committee financial expert,” as defined in the SEC’s rules and regulations in effect from time to time. The Company will disclose in the annual report required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) (which may incorporate proxy statement disclosure by reference, to the extent permitted by SEC rules) whether or not it has at least one member who is an audit committee financial expert. In any event (as required by the AMEX Company Guide) the Committee must include at least one member who is “financially sophisticated,” in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Ontario Securities Commission’s proposed rules on the conduct of the Committee require that each member of the Committee be financially literate which generally means the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

      3. Specific Responsibilities and Duties. The Board delegates to the Committee the express responsibility and authority to:

3.1 Independent Auditors

(a) Selection; Fees. Be solely and directly responsible for recommending to the shareholders the appointment and retention of the independent auditors and, where appropriate, the termination of the independent auditors. Be solely and directly responsible for the terms of hiring, compensation, evaluation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Such independent auditors shall report directly to and be ultimately accountable to the Committee. The Committee has the ultimate authority to approve all audit engagement fees and terms, with the costs of all engagements to be borne by the Company.

(b) Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(c) Audit Plan. Discuss with the independent auditors the overall scope and plan for the audit. Review, evaluate and approve the annual engagement proposal of the independent auditors.

(d) Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years.

(e) Pre-Approval of Audit and Non-Audit Services. Pre-approve all audit services and all non-audit services permitted to be performed by the independent auditors. The authority to pre-approve non-audit services may be delegated by the Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to the full Committee at the next regularly scheduled Committee meeting.

(f) Auditor Independence.

(i) Obtain Written Statement. At least annually, obtain and review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1.

(ii) Engage in Active Dialogue. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend that the Board take appropriate action to oversee the independence of the outside auditors.

(g) Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information; and (ii) any significant disagreements with management.

(h) Related Party Transactions. On an ongoing basis, review all proposed related-party transactions for potential conflict of interest situations and approve (or not approve) such proposals in the Committee’s discretion (“related-party transactions” refers to transactions that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404 and applicable Canadian rules and regulations such as section 3840 of the Canadian Institute of Chartered Accountants Handbook).

3.2 Financial Reporting

(a) Annual Financials. Review and discuss with management and the independent auditors the Company’s annual audited financial statements, (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), prior to the public release of such information. Discuss with the independent auditors the results of the annual audit, the matters required to be communicated by the independent auditors under professional standards and any other matters the Committee deems appropriate. Obtain from the independent auditors assurance that the audit was conducted in accordance with auditing standards generally accepted in the United States and applicable securities law. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b) Quarterly Financials. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including the Company disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the results of the independent auditors’ reviews of the quarterly financial statements, and other matters that the Committee deems material prior to the public release of such information.

(c) Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and prior quarters and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards (“SAS”) 61.

(d) Judgments. Discuss with management and the independent auditors and obtain reports or other analysis, where deemed appropriate by the Committee, on significant financial reporting issues, estimates and judgments made in connection with the preparation of the Company’s financial statements.

3.3 Financial Reporting Processes;

(a) Internal and External Controls. In consultation with the independent auditors and the Company’s financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company’s control environment, and the adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b) Reports from independent auditors. Obtain and review timely reports from the independent auditors regarding:

(i) all critical accounting policies and practices to be used by the Company;

(ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii) all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

3.4 Legal and Regulatory Compliance

(a) SEC Report. Prepare the annual report included in the Company’s proxy statement as required by the proxy rules under the 1934 Act and applicable Canadian securities legislation.

(b) Reports from Others. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company’s financial statements and the consideration of those matters in preparing the financial statements.

(c) Code of Conduct; Waivers. Approve and monitor the Company’s compliance with a code of conduct or ethics as required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

(d) Complaints. Establish procedures for:

(i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.5 Annual Evaluation of Charter.

(a) Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

      4. Reports to Board; Meetings, Minutes.

      4.1 Executive Sessions. The Committee shall meet with each of the independent auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

      4.2 Other Meetings. Other meetings will be held with such frequency, and at such times, as its Chairperson, or a majority of the Committee determines, but the Committee shall meet at least quarterly. Special meetings of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Articles applicable to meetings of Board committees will govern meetings of the Committee.

      4.3 Minutes. Minutes of each meeting will be kept and executed copies delivered to the Company’s records and registered office, being the Vancouver office of Heenan Blaikie LLP.

      5. Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee (except as permitted by Section 3.1(e) above).

      6. Advisors and Counsel; Reliance; Investigations; Cooperation.

      6.1 Retention of Advisors and Counsel. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from the Company.

      6.2 Administrative Expenses. The Committee may determine the level and cost of ordinary administrative expenses necessary or appropriate in carrying out its duties, with such costs to be borne by the Company.

      6.3 Reliance Permitted. The Committee will act in reliance on management, the Company’s independent auditors, advisors and experts, as it deems necessary or appropriate.

      6.4 Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

      6.5 Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, independent auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

      7. Rules and Procedures. Except as expressly set forth in this Charter or the Company’s Articles, or as otherwise provided by law or the rules of AMEX and TSX, the Committee shall establish its own rules and procedures.

SUPPLEMENTAL RETURN CARD

TO:	REGISTERED AND NON-REGISTERED SHAREHOLDERS OF LIONS GATE ENTERTAINMENT CORP. (the “Company”)

National Instrument 54-102, Interim Financial Statement and Report Exemption provides shareholders with the opportunity to elect annually to have their name added to an issuer’s SUPPLEMENTAL MAILING LIST in order to receive interim financial statements of the Company. If you are interested in receiving such statements, please complete, sign and mail this form to CIBC Mellon Trust Company, P.O. Box 1900, Vancouver, British Columbia, V6C 3K9.

I CERTIFY THAT I AM A REGISTERED/ NON-REGISTERED

(Please Circle)

SHAREHOLDER OF

LIONS GATE ENTERTAINMENT CORP.

Name of Shareholder:

Please Print
Address:

Postal Code:

Signature:

Date:

Please add my name to the Supplemental Mailing List for Lions Gate Entertainment Corp. and send me their financial statements as indicated below:

        Interim Financial Statements   ☐

        Annual Financial Statements   ☐

PROXY

LIONS GATE ENTERTAINMENT CORP.

555 BROOKSBANK AVENUE
NORTH VANCOUVER, BRITISH COLUMBIA, V7J 3S5

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

COMMON SHARES

     The undersigned holder of Common Shares of Lions Gate Entertainment Corp., a British Columbia company (the “Company”), hereby appoints Michael Burns, John Feltheimer, James Keegan, Wayne Levin and André Link, and each of them, or in the place of the foregoing,____________(print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Common Shares of the Company that the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders of the Company, to be held at the Windsor Arms Hotel, St. Thomas Room, 18 St. Thomas Street, Toronto, Ontario, M5S 3E7, on Tuesday, September 14, 2004, beginning at 10:00 a.m., local time, or at any adjournments or postponements thereof.

     If the shareholder does not want to appoint the persons named in the instrument of proxy, he should strike out his name and insert in the blank space provided, the name of the person he wishes to act as his proxy. Such other person need not be a shareholder of the Company.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ Detach here from proxy voting card. ▲

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

WITHHELD
	FOR	FOR ALL
1. Election of Directors.	☐	☐

The nominees proposed by the management of the Company are:
01 Michael Burns	07 Harald Ludwig
02 Drew Craig	08 G. Scott Paterson
03 Arthur Evrensal	09 Daryl Simm
04 Jon Feltheimer	10 Harry Sloan
05 Morley Koffman	11 Brian V. Tobin
06 André Link

Vote for the election of all the nominees listed above (except those whose names the undersigned has deleted).

		FOR	AGAINST	ABSTAIN
2.	Proposal to adopt an amendment to the Articles of the Company.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to ratify the re-appointment of Ernst & Young LLP as the independent auditors for the Company.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Proposal to approve the 2004 Performance Incentive Plan.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company’s 2004 Annual Report to Shareholders.

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature	Dated: , 2004

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

▲ Detach here from proxy voting card ▲